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                                                                     EXHIBIT 23
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CONSENT OF PRICE WATERHOUSE LLP
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We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-15787, 33-28428, 33-33750 and
33-54069), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388 and
33-49820) and on Form S-4 (Nos. 33-808, 33-15357 and 33-53937) of Baxter
International Inc. of our report dated February 14, 1996 appearing on page 45 of the Annual Report to Stockholders incorporated by reference herein. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.


PRICE WATERHOUSE LLP


Chicago, Illinois
March 21, 1996